Exhibit 99.1

LuxUrban Hotels Announces Executive Promotions and Transition

MIAMI, FL, December 2, 2022 – LuxUrban Hotels Inc. (or the “Company”) (NASDAQ: LUXH), which utilizes a long-term lease, asset-light, business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities, announced today executive promotions and an associated transition of leadership responsibilities.

Shanoop Kothari, the Company’s Chief Financial Officer since January 2022, assumed the added responsibility of President of the Company effective November 30, 2022. Jimmie Chatmon, who has served as Executive Vice President since November 2017 and as a director of the Company since November 2021, was promoted to Chief Operating Officer effective November 30, 2022.

Mr. Kothari and Mr. Chatmon assumed their respective new responsibilities from David “Bull” Gurfein, who will transition from his roles as the Company’s President and Chief Operating Officer to become a Senior Advisor to the Company’s CEO.

“It has been an incredible honor to be a part of the LuxUrban growth story and the time is now right for me to redefine my responsibilities,” said Mr. Gurfein. “I have great confidence in the Company’s operations and outlook and look forward to continuing to work with the LuxUrban team to support our ongoing expansion.”

“David is an exceptional leader and has played an integral role in the Company’s growth and evolution,” said Brain Ferdinand, Chairman and CEO. “I am grateful that we will continue to have access to David’s experience, insights, and motivation as a Senior Advisor, where he will support LuxUrban’s growth in key areas such as leadership development and operational excellence.”

He concluded, “Shanoop and Jimmie have a history of delivering superior results for LuxUrban Hotels. I am convinced that they will continue to help define our mission, elevate our industry profile, and build on the record growth that the Company has experienced this past year.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities. The Company’s future growth focuses primarily on seeking to create “win-win” opportunities for owners of dislocated hotels, including those impacted by COVID-19 travel restrictions, while providing LuxUrban Hotels favorable operating margins. LuxUrban Hotels operates these properties in a cost-effective manner by leveraging technology to identify, acquire, manage, and market them globally to business and vacation travelers through dozens of third-party sales and distribution channels, and the Company’s own online portal. Guests at the Company’s properties are provided high quality service under the Company’s consumer brand, LuxUrbanTM.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s expected growth. These forward-looking statements and the guidance provided herein are subject to a number of risks, uncertainties and assumptions, including those set forth under the caption “Risk Factors” in the prospectus forming part of the Company’s effective Registration Statement on Form S-1 (File No. 333-262114). Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", “convinced,” "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved". Forward-looking information may relate to anticipated events or results including, but not limited to business strategy, leasing terms, high-level occupancy rates, and sales and growth plans. Any growth or expansion projections provided herein are based on certain assumptions and existing and anticipated market, travel and public health conditions, all of which may change. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

CONTACT
LuxUrban Hotels Inc.	The Equity Group Inc.
Shanoop Kothari	Devin Sullivan
Chief Financial Officer	Managing Director
shanoop@luxurbanhotels.com	(212) 836-9608
dsullivan@equityny.com

David Shayne, Analyst The Equity Group Inc. (212) 836-9628 dshayne@equityny.com